UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2006

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2001 Aliceanna Street, Baltimore, Maryland	21231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 522 - 5005

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 1.01               Entry Into Material Definitive Agreement.

(1)           Lockup Agreement

On October 30, 2006, Osiris Therapeutics, Inc. (the “Company”), entered into a Lockup Agreement with Peter Friedli, the Chairman of our Board of Directors and largest shareholder, and certain entities with which he is affiliated, Venturetec, Inc. and U.S. Venture 05, Inc.  Pursuant to the Lockup Agreement, Mr Friedli and such entities have agreed with the Company, subject to limited exceptions, not to transfer Company securities held by them without approval of the Company, until January 30, 2008.  The foregoing summary of terms of the Lockup Agreement is qualified by the actual terms of the Lockup Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.

(2)           Convertible Promissory Notes

On October 30, 2006, the Company issued an aggregate of $20 million in convertible promissory notes, placed by Friedli Corporate Finance, Inc., as further described in Item 2.03 below of this Form 8-K, which item (together with referenced exhibits) is incorporated by reference into this Item 1.01.

ITEM 2.03.            Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On October 30, 2006, the Company issued an aggregate of $20 million in convertible promissory notes (sometimes collectively referred to as the “Notes”) to several Swiss investors, pursuant to a private placement intended to qualify under Regulation S and Section 4(2), of the Securities Act of 1933, as amended.  The Notes bear interest at a rate of ten percent (10%) per annum, with semi-annual payments of accrued interest becoming due and payable on April 30, 2007, October 30, 2007, April 30, 2008, and October 30, 2008, and with payment in full of the principal balance and all accrued and unpaid interest, if not earlier in accordance with the terms of the Notes, becoming due and payable upon maturity on April 30, 2009.

The net proceeds to the Company from the offering and sale of the Notes has been applied to the repayment in full of a $20,600,000 convertible promissory note previously issued by the Company to a foreign investor (the “Prior Note”).  The Prior Note had a maturity date of November 29, 2008, and in accordance with its terms, accrued interest at a base rate of six percent (6%) per annum, together with a premium payment of between nine percent (9%) and twenty seven percent (27%) of the principal balance, depending upon the date and circumstances of repayment or redemption.  Repayment of the Prior Note at this time allows the Company to avoid an additional premium obligation of up to eighteen percent (18%), or $3,708,000, which would have accrued and become payable had the Prior Note remained outstanding without demand or repayment until maturity.  After accounting for costs to refinance and interest rate differences, and assuming that the Prior Note would have otherwise remained outstanding until maturity, the net savings in financing costs is expected to be approximately $3.2 million.  Repayment of the Prior Note is also expected to result in a write off of approximately $610,000 in deferred financing fees for the fourth quarter of fiscal 2006. The Prior Note was convertible into shares of the Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), provided that an initial public offering of the Company’s Common Stock did not occur until after December 31, 2006.  Because the initial public offering occurred prior to that date, the Prior Note was no longer convertible.

The $20,000,000 in Notes issued on October 30, 2006 are convertible at the option of the respective holders at any time after February 9, 2007 into shares of Common Stock at a conversion price of $18.00 per share.  The Notes automatically convert into shares of Common Stock at the same conversion price, if at any time after February 9, 2007 and prior to repayment, the closing price of the Common Stock for ten consecutive trading days on the NASDAQ Global Market equals $25.00 per share or greater.  Each Note is redeemable in whole at any time at the option of the Company upon thirty (30) days prior written notice to the holder.  Pursuant to the terms of the Notes, the holders are granted a subordinate security interest in Company assets, subject to certain exceptions and limitations, and are provided demand registration rights for the shares of Common Stock issued upon conversion, but only after such time as the Company becomes eligible to effect such registration pursuant to a registration statement on Form S-3 or

2

another “short form” registration statement.  The summary of the terms of the Notes contained in this Form 8-K is qualified in its entirety by the actual terms, and a form of the $20,000,000 Convertible Promissory Notes is attached to this Form 8-K as Exhibit 10.2.

The Notes were placed in Switzerland by Friedli Corporate Finance, Inc., of which Peter Friedli, the Chairman of the Board of Directors and largest stockholder of the Company, is the President and sole owner.  The manner of offering of the Notes was described in a letter agreement dated October 30, 2006, between the Company and Friedli Corporate Finance, Inc., a copy of which is attached to this Form 8-K as Exhibit 10.3.  In addition, the Company will pay an amount for costs up to three percent (3%) of the aggregate amount of the Notes issued in the offering, of which one-third will be paid to Friedli Corporate Finance, Inc., and up to two thirds will be paid to others or Friedli Corporate Finance, as directed by Friedli Corporate Finance, Inc.  Included among the purchasers of the Notes is Peter Friedli, individually, who purchased $4,500,000, and New Venturetec, Inc., a Swiss publicly traded company approximately 3% owned by Mr. Friedli who serves as its President, which purchased an additional $4,000,000 of the Notes.  The Board of Directors of the Company, including all of the Company’s independent directors, but with Mr. Friedli abstaining, unanimously approved the offering and sale of the Notes, including the sale of a portion of the Notes to Mr. Friedli and New Venturetec, Inc. and the arrangements with Friedli Corporate Finance, Inc.

ITEM 3.02.            Unregistered Sales of Equity Securities

On October 30, 2006, the Company issued an aggregate of $20 million in convertible promissory notes, placed by Friedli Corporate Finance, Inc., as further described in Item 2.03 above of this Form 8-K, which item is incorporated by reference into this Item 3.02.

ITEM 9.01.            Financial Statements and Exhibits

(d)	Exhibits.

10.1	Lockup Agreement, dated October 30, 2006, by and between the Registrant and Peter Friedli, Venturetec, Inc. and U.S.Venture 05, Inc.
10.2	Form of Convertible Promissory Note, dated October 30, 2006
10.3	Letter Agreement dated October 30, 2006, by and between the Registrant and Friedli Corporate Finance, Inc.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Osiris has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: November 1, 2006	By:	/s/ CARY J. CLAIBORNE
Cary J. Claiborne
Chief Financial Officer

4

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lockup Agreement, dated October 30, 2006, by and between the Registrant and Peter Friedli, Venturetec, Inc. and U.S.Venture 05, Inc
10.2	Form of Convertible Promissory Note, dated October 30, 2006
10.3	Letter Agreement dated October 30, 2006, by and between the Registrant and Friedli Corporate Finance, Inc.

E-1